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                                                                    Exhibit 99.1


                               LICENSE AGREEMENT



This Agreement is made effective this first day of July, 2004 by and between Temple University - Of The Commonwealth System of Higher Education (hereinafter referred to as "TEMPLE"), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, having a principal place of business at Broad Street and Montgomery Avenue, Philadelphia, Pennsylvania and Save the World Air, Inc. (hereinafter referred to as "COMPANY"), a corporation organized and existing under the laws of the State of Nevada, having a principal place of business at 5125 Lankershim Boulevard, North Hollywood, California 91601.

WHEREAS, TEMPLE and The RAND Corporation have entered into an agreement made effective July 1, 2004 (hereinafter referred as the "RAND AGREEMENT") for a research project with Dr. Rongjia Tao as principal investigator;

WHEREAS, all intellectual property, including the entire right and interests in any patent application, in the United States, or elsewhere, arising out of such intellectual property, resulting from research made under the RAND AGREEMENT is the sole property of TEMPLE;

WHEREAS, COMPANY desires to obtain an exclusive worldwide license under patent applications and patents for the aforementioned intellectual property;

NOW, THEREFORE, in consideration of the premises and of the covenants and obligations hereinafter set forth, and intending to be legally bound, the parties hereby agree as follows:

        ARTICLE 1. DEFINITIONS

The following definitions shall apply throughout this Agreement:

1.1. "AFFILIATE" shall mean each and every business entity controlling, controlled by or under common control with COMPANY for the purposes of manufacture, use or sale of LICENSED PRODUCT. For purposes of this definition "control" shall mean ownership, directly or indirectly, of at least fifty percent (50%) of the voting stock.

1.2. "CONFIDENTIAL INFORMATION" shall mean any information disclosed or tangible property supplied by one party to the other pursuant to this Agreement provided that information disclosed in writing shall be deemed CONFIDENTIAL INFORMATION only if marked "Confidential" and information disclosed orally shall be deemed CONFIDENTIAL INFORMATION only if reduced to writing and a copy marked "Confidential" is provided to the receiving party within thirty (30) days of the date of oral disclosure. However, CONFIDENTIAL

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INFORMATION shall not include information that: (i) was known to the receiving party prior to the date of disclosure by the disclosing party or is developed independently of information received from the disclosing party by those who have not had access to this information; or (ii) is lawfully received in good faith at any time by the receiving party from others lawfully in possession of the same and having the right to disclose the same; or (iii) is, as of the date of receipt, in the public domain or subsequently enters the public domain other than by reason of acts or omissions of the receiving party; or (iv) is required to be disclosed by law, rule of court or regulation; or (v) is independently developed by the receiving party, as evidenced by written records.

1.3. "EFFECTIVE DATE" shall mean the date first above written as the effective date of this Agreement.

1.4. "INVENTOR" shall mean, singly or collectively, Dr. Rongjia Tao of the TEMPLE faculty.

1.5. "LICENSED PRODUCT" shall mean any product the use, SALE, offer for SALE, manufacture, or importation of which, if unlicensed, would infringe one or more VALID CLAIMS of: (i) a patent application within PATENT RIGHTS if such patent application were issued as a patent or (ii) a patent within PATENT RIGHTS. A product which is a LICENSED PRODUCT by virtue of its use, offer for SALE, manufacture, or importation under at least one VALID CLAIM within PATENT RIGHTS shall remain a LICENSED PRODUCT for all purposes of this Agreement including but not limited to calculation of NET SALES, notwithstanding such product's subsequent exportation to another country where its further disposition is not covered by any VALID CLAIM within PATENT RIGHTS.

1.6. "LICENSEE" shall mean COMPANY and its AFFILIATES.

1.7. "NET SALES" shall mean the gross receipts from the SALE, in any country, of LICENSED PRODUCT by LICENSEE or by its SUBLICENSEES less deductions for: (i) transportation and insurance charges; (ii) sales and excise taxes, and any other governmental charges or duties paid; (ii) normal and customary trade, quantity and cash discounts allowed; (iii) sales commissions; and (iv) allowances on account of rejection or return by customers. However, except where the SUBLICENSEE is the end-user of LICENSED PRODUCT, any SALE to a SUBLICENSEE shall be excluded from the computation of NET SALES, but any subsequent SALE by the SUBLICENSEE shall be included in the computation of NET SALES.

1.8. "OPTION PERIOD" shall mean the period beginning with the effective date of the RAND AGREEMENT and ending six (6) months after expiration of the RAND AGREEMENT.

1.9. "PATENT RIGHTS" shall mean Provisional Patent Application filed by LICENSEE in Australia titled "Method and Apparatus for Treatment of a Fluid," Application Number 2004902563, and certain PROJECT PATENTS as provided in Paragraph 8.1, and any foreign counterparts thereof, or any continuations, continuations-in-part, divisions, re-issues, additions, renewals or extensions thereof, and any patents issuing therefrom.



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1.10. "PROJECT PATENT" shall mean a United States patent application filed by
LICENSEE in TEMPLE's name for research results obtained under the RAND
AGREEMENT.

1.11. "SALE" shall mean any transaction for which consideration is received for the sale, lease, license, transfer or other disposition of LICENSED PRODUCT by LICENSEE or by its SUBLICENSEES.

1.12. "SUBLICENSEE" shall mean a third party which is granted a sublicense under any of the rights granted by TEMPLE to LICENSEE under this Agreement, including but not limited to any sublicensee of LICENSEE, any sublicensee of a sublicensee of LICENSEE, and so on.

1.13. "TECHNICAL INFORMATION" shall mean any CONFIDENTIAL INFORMATION of a technical nature relating to LICENSED PRODUCT, which is in the possession of TEMPLE as of the EFFECTIVE DATE, and which is necessary or useful to LICENSEE in furtherance of the development, manufacture or marketing of LICENSED PRODUCT.

1.14. "VALID CLAIM" shall mean a claim of a patent application or patent, which claim has not expired and has not been held unenforceable, unpatentable or invalid by unappealable decision of a court or other governmental agency of competent jurisdiction.

        ARTICLE 2. CONFIDENTIALITY

2.1. The receiving party shall hold all CONFIDENTIAL INFORMATION in strict confidence for a period of five (5) years from the disclosure date; not use said CONFIDENTIAL INFORMATION except as provided in this Agreement; and not disclose, directly or indirectly, said CONFIDENTIAL INFORMATION to others except with the prior written consent of the disclosing party. The receiving party shall use at least the same degree of care to maintain CONFIDENTIAL INFORMATION secret as the receiving party uses in maintaining secret its own confidential information, but always at least a reasonable degree of care. The receiving party shall restrict disclosure of CONFIDENTIAL INFORMATION solely to those of its employees and consultants having a need to know such CONFIDENTIAL INFORMATION in order to accomplish the purposes of this Agreement. The receiving party shall also advise its employees and consultants, before they have access to CONFIDENTIAL INFORMATION, of the obligations of the receiving party under this Agreement, and require such employees and consultants to maintain those obligations.

2.2. Notwithstanding any of the provisions of Paragraph 2.1, LICENSEE shall be entitled, without TEMPLE's prior written approval, to disclose any CONFIDENTIAL INFORMATION of TEMPLE: (i) to the EPA or any other environmental authority in the world, but only to the extent required by law or regulation to obtain approval to test or market LICENSED PRODUCT and (ii) to agents, consultants or independent contractors of LICENSEE for the sole purpose of assisting LICENSEE in accomplishing the purposes of this Agreement provided that, prior to any such disclosure, the recipient shall be bound by written confidentiality obligations that are at least as strict as those of LICENSEE under this Agreement.



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2.3. The receiving party shall, upon written request by the disclosing party, promptly return all written materials or samples of tangible property received hereunder, with the exception that one copy of said written materials may be retained by the receiving party solely for archival purposes. In the alternative, the receiving party shall destroy all materials and confirm such destruction in writing.

2.4. Notwithstanding any other provision of this Agreement, it is recognized by LICENSEE that TEMPLE, through the INVENTOR, shall have the right to publish or present publicly the results of any research concerning LICENSED PRODUCT. However, TEMPLE and the INVENTOR agree to notify LICENSEE in writing of any such proposed publication or presentation thirty (30) days before submission. Should LICENSEE, within thirty (30) days of such notification, advise TEMPLE and the INVENTOR in writing that it wishes to file one or more patent applications pertaining to information contained in the proposed publication or presentation, TEMPLE shall delay submission until after LICENSEE has made such filing. LICENSEE may also request deletion of sensitive information from the proposed publication, and TEMPLE agrees to give good faith consideration to such a request.

        ARTICLE 3. GRANT OF LICENSE RIGHTS

3.1. TEMPLE hereby grants to LICENSEE, until the date on which this Agreement is terminated, a world-wide exclusive license under PATENT RIGHTS and TECHNICAL INFORMATION, with the right to grant sublicenses, to make, have made, use, sell, offer for SALE and import LICENSED PRODUCT.

3.2. Notwithstanding the preceding license grant, TEMPLE shall retain rights to make, have made, use and import LICENSED PRODUCT royalty-free for non-commercial educational and research purposes only, and shall be free to grant these rights to other non-profit educational and research institutions.

3.3. The parties acknowledge that inventions in PATENT RIGHTS may have resulted from United States Government funding, and agree that their rights and obligations under this Agreement shall be subject to TEMPLE's obligations to the United States Government, if any, which arise out of the receipt by TEMPLE of research funding from the United States Government, in which case LICENSEE agrees that LICENSED PRODUCT sold in the United States under this Agreement shall be manufactured substantially in the United States.

3.4. As of the EFFECTIVE DATE, COMPANY hereby assigns to TEMPLE all rights to and under the Provisional Patent Application filed by it in Australia titled "Method and Apparatus for Treatment of a Fluid," Application Number 2004902563.

3.5. LICENSEE shall at all times own all LICENSED PRODUCT as tangible property.

        ARTICLE 4. PAYMENTS

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4.1. In consideration of the license granted to LICENSEE under the terms of this
Agreement, LICENSEE shall pay to TEMPLE a royalty of two percent (2%) of NET SALES for each calendar quarter during the term of this Agreement. Credits may be taken against the total royalty payments due under this Paragraph 4.1 in any calendar year ("Royalties Due"), as follows. First, payments made under Paragraph 4.3 in such calendar may be credited against the full amount of Royalties Due, with no carryover of unused credit to subsequent calendar years. Second, payments made under Paragraph 4.2 in such calendar year may be credited against the amount of Royalties Due which remains, with carryover of unused credit to subsequent calendar years until the third (3rd) anniversary of the expiration of the OPTION PERIOD. Third, payments made under Paragraph 4.4 in such calendar year may be credited against the amount of Royalties Due which remains, with carryover of unused credit to subsequent calendar years until the tenth (10th) anniversary of the expiration of the OPTION PERIOD. The total royalty payments due in any calendar year after the aforementioned credits have been taken, wherever applicable, shall be referred to as "Reduced Royalties."

4.2. In further consideration of the license granted to LICENSEE under the terms of this Agreement, LICENSEE shall pay to TEMPLE, on the first anniversary of the expiration of the OPTION PERIOD, a non-refundable license fee of fifty thousand dollars ($50,000.

4.3 In further consideration of the license granted to LICENSEE under the terms of this Agreement, LICENSEE shall pay to TEMPLE, on the second anniversary of the expiration of the OPTION PERIOD and annually thereafter, a non-refundable license maintenance fee regardless of or irrespective of actual NET SALESThe amount of each license maintenance fee payment shall be as follows: (i) twenty five thousand dollars ($25,000) for the first through fourth payment, and (ii) fifty thousand dollars ($50,000) for all subsequent payments. The payment due in any calendar year pursuant to this Paragraph 4.3 shall be offset and reduced by payments actually made to TEMPLE in the same calendar year pursuant to Paragraph
4.4. In further consideration of the license granted to LICENSEE under the terms of this Agreement, LICENSEE shall pay to TEMPLE twenty-five percent (25%) of all consideration (other than research and development funding and royalties on account of NET SALES), whether in the form of cash or equity, which LICENSEE receives from its SUBLICENSEES to secure or maintain the sublicense or option thereto, including but not limited to option or sublicense fees, option or sublicense maintenance fees, milestone payments and minimum royalties. Cash payments due to TEMPLE during any calendar year pursuant to this Paragraph 4.4 shall be offset and reduced by Reduced Royalties actually paid to TEMPLE in prior calendar years pursuant to Paragraph 4.1, but only to the extent that such Reduced Royalties have not been previously used in this manner. 4.5 Royalty payments for sales in each country shall commence with the first unit of each LICENSED PRODUCT sold by LICENSEE or by its sublicenses in such country and will end coincident with the expiration date of the last-to-expire issued patent within PATENT RIGHTS in such country covering such LICENSED PRODUCT.

        ARTICLE 5. DUE DILIGENCE AND REPORTING

5.1. LICENSEE shall use reasonable efforts to advance the development of LICENSED PRODUCT and to effect its commercialization as soon as practicable, consistent with prevailing

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sound business practices relating to the commercialization of similar products;
thereafter, during the term of this Agreement, LICENSEE shall endeavor to keep LICENSED PRODUCT reasonably available to the public.

5.2. The development and commercialization of LICENSED PRODUCT shall be made substantially according to the plan outlined in the letter dated July 1, 2004, delivered to TEMPLE by LICENSEE, which is incorporated herein by reference.

5.3. On or before March 31 of each year during the term of this Agreement, LICENSEE shall provide to TEMPLE a written report detailing LICENSEE's efforts during the previous year and plans for the current year, relating to the development, regulatory approval, manufacturing and marketing of LICENSED PRODUCT. If progress differs in any substantive manner from that anticipated in the plan of Exhibit A, LICENSEE shall explain in the report the reasons for the difference and propose a modified plan for TEMPLE's review and approval, including any additional data TEMPLE may reasonably require to evaluate LICENSEE's performance.

        ARTICLE 6. STATEMENTS AND REMITTANCES

6.1. LICENSEE shall keep and maintain complete books and records containing an accurate accounting in sufficient detail of all data required to enable verification of earned royalties and other payments due hereunder.

6.2. Within sixty (60) days after the end of each calendar quarter, LICENSEE shall remit to TEMPLE a statement of NET SALES by LICENSEE and by its SUBLICENSEES on account for such quarter, which statement shall be accompanied by the payment due to TEMPLE pursuant to Paragraph 4.1 on account of NET SALES for such quarter. Payments due to TEMPLE pursuant to Paragraph 4.4 on account of consideration received by LICENSEE from SUBLICENSEES during any calendar quarter shall be paid by LICENSEE to TEMPLE within sixty (60) days of the end of such calendar quarter.

6.3. The financial statements of LICENSEE and of its SUBLICENSEES shall be audited annually by an independent certified public accountant. TEMPLE shall have the right to employ, at its own expense, a certified public accountant of its own selection to whom LICENSEE shall make no unreasonable objection, to examine the books and records of LICENSEE and its SUBLICENSEES relating to the SALE of LICENSED PRODUCT for the purpose of verifying the amount of royalty payments due. Such examination of books and records of LICENSEE and its SUBLICENSEES shall take place during regular business hours during the term of this Agreement and for two (2) years after its termination, provided however, that such an examination shall not take place more than once a year and shall not cover records for more than the preceding three (3) years, and provided that such accountant shall report to TEMPLE only as to the accuracy of the royalty statements and payments. If such accountant shall find an underpayment to TEMPLE, presentation of a written statement substantiating the underpayment shall be provided to LICENSEE. If LICENSEE is not in agreement with the findings of the accountant selected by TEMPLE, then LICENSEE shall so notify TEMPLE in writing within thirty (30) days of receipt by LICENSEE of said findings, in which case the parties shall jointly

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appoint, within a further period of thirty (30) days, an independent certified public accountant to validate, at LICENSEE's expense, TEMPLE's accountant's findings, and the decision of said independent accountant shall be final. If said independent accountant verifies that an underpayment has occurred, the amount due and interest (accruing at the prevailing Prime Rate from the date payment was due through the date of actual payment to TEMPLE) shall be paid to TEMPLE within thirty (30) days. Should such underpayment represent more than five percent (5%) of the royalties due TEMPLE, LICENSEE shall reimburse TEMPLE for the cost of the examination by TEMPLE's accountant that disclosed such underpayment.

6.4. All payments due to TEMPLE under this Agreement shall be made in United States dollars and shall be sent by LICENSEE to TEMPLE to the attention of "Business Manager" at the address shown in Paragraph 14.6. If LICENSEE receives NET SALES in currency other than United States dollars, royalty payments due to TEMPLE on account of NET SALES shall be converted into United States dollars at the conversion rate for the foreign currency as published in the eastern edition of The Wall Street Journal as of the last business day of the applicable calendar quarter. However, TEMPLE shall have the right, upon giving written notice to LICENSEE, to receive royalty payments on account of NET SALES within a particular country in the local currency if permitted by law.

6.5. If LICENSEE fails to make any payment due to TEMPLE within the time prescribed by the terms of this Agreement, a penalty equal to one percent (1%) of the amount due and unpaid on the first day of each calendar month shall be added to the amount due. However, the provisions of this Paragraph 6.5 shall not apply to any underpayment of royalties which is uncovered by audit of the books of LICENSEE or of its SUBLICENSEES pursuant to Paragraph 6.3.

        ARTICLE 7. REPRESENTATIONS AND WARRANTIES

7.1. TEMPLE represents that it has the right to enter into this Agreement and to make the herein grant of license under PATENT RIGHTS and TECHNICAL INFORMATION. TEMPLE further represents that it is the sole and exclusive owner of PATENT RIGHTS and TECHNICAL INFORMATION, all of which are free and clear of any liens, charges and encumbrances. To the best of TEMPLE's knowledge, no third party has expressed to TEMPLE, in writing, that any patent or patent application included in the PATENT RIGHTS is invalid or unenforceable.

7.2. TEMPLE makes no warranty that exercise by LICENSEE or its SUBLICENSEES of the rights granted herein will not infringe any patents owned by a third party, or that any patent application within PATENT RIGHTS will issue as a patent.

7.3. LICENSEE warrants that, prior to the execution of this Agreement, it has not negotiated or in any manner discussed, whether formally or informally, with any third party any agreement or other arrangement, including but not limited to research or consulting agreements, which provides for consideration to be paid in any form, including but not limited to amounts of money or shares of stock, to any INVENTOR, any INVENTOR's spouse or other relative, or any entity in which any of them has a financial interest.



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        ARTICLE 8. PATENT PROSECUTION AND LITIGATION

8.1. At any time during the OPTION PERIOD, LICENSEE may file on TEMPLE's behalf an application for a PROJECT PATENT, and such PROJECT PATENT shall be deemed part of PATENT RIGHTS.

8.2. In consultation with TEMPLE but in LICENSEE's reasonable sole discretion, LICENSEE shall diligently prosecute all patent applications and maintain all patents within PATENT RIGHTS, to the full extent permitted by law, provided that TEMPLE shall in a timely manner receive (i) all original patent documents plus
(ii) full and complete copies of all office actions, correspondence and other documents relating to such prosecution. TEMPLE shall have the right to prosecute any patent application in any country in which LICENSEE does not prosecute such patent application and to maintain any patent within PATENT RIGHTS in any country in which LICENSEE does not maintain such patent, and such patent application or patent in that country shall not be part of PATENT RIGHTS; provided that the rights and obligations of LICENSEE to the same patent application or patent in any other country or to any other patent application or patent in any country shall in no way be affected. Except as provided in Paragraph 8.3, LICENSEE shall be responsible for all out-of-pocket costs and expenses incurred by LICENSEE, both prior to and during the term of this Agreement, in the preparation, filing and prosecution of all patent applications, and in the maintenance of all patents within PATENT RIGHTS. Such costs and expenses shall not be creditable against any other payments due to TEMPLE under this Agreement.

8.3. LICENSEE may give TEMPLE thirty (30) days' prior written notice that it will stop paying the costs and expenses with respect to any patent application or patent in any country, in which case TEMPLE, at its option, may assume the obligation of supporting such patent application or patent in such country, and LICENSEE's rights and obligations thereto under this Agreement shall terminate at the end of such thirty (30) day notice period in such country. Termination of LICENSEE's rights and obligations with respect to any patent application or patent in any country under the terms set forth in this Paragraph 8.3 shall in no way affect the rights and obligations of LICENSEE to the same patent application or patent in any other country or to any other patent application or patent in any country.

8.4. LICENSEE, at its option, may defend any claim, made by others, of infringement of PATENT RIGHTS resulting from the manufacture, use, sale or other disposition of LICENSED PRODUCT, whether such claim shall be made against TEMPLE or LICENSEE, and in defending such claim, LICENSEE shall bear all costs and expenses, including reasonable attorneys' fees, incurred in connection with any such claim. Any such costs and expenses shall be credited against fifty percent (50%) of royalty payments due to TEMPLE on account of NET SALES of said LICENSED PRODUCT, pursuant to Paragraph 4.1, in each year during the term of this Agreement until fully offset. Each party to this Agreement agrees that it shall notify the other party in writing in the event any claim of infringement is made against that party. LICENSEE shall have full control over the conduct of the defense of any such claim and TEMPLE shall provide LICENSEE with all reasonable assistance and cooperation, at no cost to TEMPLE, that LICENSEE may request in any such defense.


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8.5. In the event either party becomes aware of any actual or threatened infringement of PATENT RIGHTS in any country, that party shall promptly notify the other party in writing. LICENSEE shall have the first right to bring an infringement suit against the infringer and to use TEMPLE's name if legally required in connection therewith. LICENSEE shall not settle or compromise any such suit in a manner that imposes any obligations or restrictions on TEMPLE or grants any rights under PATENT RIGHTS or TECHNICAL INFORMATION, without TEMPLE's written consent, which consent shall not be unreasonably withheld. If LICENSEE does not proceed with a particular infringement suit or attempt to sublicense the infringer within ninety (90) days of notification, TEMPLE, after notifying LICENSEE in writing, shall be entitled to proceed with such suit through counsel of its choice. The party conducting any suit pursuant to this Paragraph 8.5 shall have full control over its conduct and shall be responsible for all expenses associated therewith. Each party shall always have the right to be represented by counsel of its choice and at its own expense in any suit instituted by the other party for infringement. In any event, the parties shall provide each other, at the expense of the party bringing suit, with all reasonable assistance and cooperation requested in any such suit. At the request and expense of the party bringing suit, the other party shall permit access to all relevant personnel, records, papers, information, samples, specimens, and the like during regular business hours. The parties may also jointly participate in any infringement suit if both parties agree to do so in writing in advance, and set forth the basis for sharing of expenses.

8.6. The amount of any recovery resulting from an infringement suit or settlement thereof pursuant to Paragraph 8.5 shall first satisfy the costs and expenses, including reasonable attorneys' fees, incurred in connection with such suit by the party bringing suit ("COSTS AND EXPENSES"). If LICENSEE is the party bringing suit, any recovery in excess of COSTS AND EXPENSES shall be paid to LICENSEE and shall be deemed to be NET SALES subject to royalties due to TEMPLE pursuant to Paragraph 4.1. If TEMPLE is the party bringing suit, any recovery in excess of COSTS AND EXPENSES shall be paid to TEMPLE. If the parties have agreed to participate jointly in an infringement suit, any recovery in excess of the parties' COSTS AND EXPENSES shall be allocated to the parties in the same proportion as the sharing of COSTS AND EXPENSES, and LICENSEE's allocation shall be deemed to be NET SALES subject to royalties due to TEMPLE pursuant to Paragraph 4.1.

        ARTICLE 9. INDEMNIFICATION

9.1. LICENSEE agrees to indemnify, hold harmless, and defend TEMPLE, its trustees, officers, employees and agents against any and all claims, excluding claims stemming from TEMPLE's use of LICENSED PRODUCT as outlined in Paragraph 3.2, including legal fees and costs arising out of the exercise of any rights granted under this Agreement, without limiting the generality of the foregoing, against any damages, losses or liabilities whatsoever including but not limited to death or injury to person or damage to property arising, directly or indirectly, from LICENSEE's exercise of the rights granted hereunder, including but not limited to commercial sale and clinical use of LICENSED PRODUCT by LICENSEE, its SUBLICENSEES or any customers of any of them in any manner whatsoever. TEMPLE shall give LICENSEE written notice of any claim(s)

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related to LICENSED PRODUCT within thirty (30) days, and TEMPLE shall reasonably cooperate with LICENSEE and its insurance carrier in the defense of any such claim(s).

9.2. LICENSEE shall maintain, during the period that any LICENSED PRODUCT is made, used, sold or otherwise made available to others pursuant to this Agreement, Comprehensive Liability Insurance, including Product Liability Insurance, with a reputable and financially secure insurance carrier(s) to cover the activities of LICENSEE and its SUBLICENSEES, if any, contemplated by this Agreement for minimum limits of two million dollars ($2,000,000.00) per occurrence. Such insurance shall name TEMPLE, its trustees, officers, employees, and agents as additional insureds. LICENSEE shall furnish a Certificate of Insurance, upon request, evidencing coverage of two million dollars ($2,000,000.00) with thirty (30) days of written notice of cancellation or material change to TEMPLE. LICENSEE's insurance shall be written to cover claims incurred, discovered, manifested, or made during the term, or after the expiration, of this Agreement. LICENSEE shall at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

        ARTICLE 10. SUBLICENSES

10.1. LICENSEE shall have the right to enter into sublicense agreements, provided that all applicable material terms of this Agreement are incorporated into such sublicense agreements to provide for the protection of TEMPLE and its trustees, officers, employees and agents, and provided further that LICENSEE remains primarily liable for its obligations under this Agreement. A copy of any sublicense agreement shall be provided to TEMPLE prior to execution for TEMPLE's review and approval, which approval shall not be unreasonably denied.

        ARTICLE 11. ASSIGNMENT

11.1. This Agreement and any and all of the rights and obligations of each party hereunder may be assigned, delegated, sold, transferred or otherwise disposed of, by operation of law or otherwise, only with the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign this Agreement without consent of the other party to a third party that acquires all or substantially all of such party's assets or in connection with an assignment by COMPANY to an AFFILIATE.

        ARTICLE 12. TERMINATION

12.1. LICENSEE may, in LICENSEE's sole discretion and for any reason whatsoever, terminate this Agreement in its entirety or only with respect to any patent application or patent in any country by giving TEMPLE ninety (90) days' prior written notification thereof. In addition, LICENSEE may terminate this Agreement by giving TEMPLE sixty (60) days' prior written notice upon material breach by TEMPLE of any material provision of this Agreement, unless such breach is cured within the period of such notice.



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12.2. TEMPLE may terminate this Agreement at any time by giving LICENSEE ninety
(90) days' prior written notification in the event that LICENSEE has failed to conform substantively with the plan outlined in the letter dated July 1, 2004, delivered to TEMPLE by LICENSEE, as may have been amended with TEMPLE's written approval, which approval shall not be unreasonably withheld, unless such failure is cured within the period of such notification.

12.3. TEMPLE may terminate this Agreement by giving LICENSEE sixty (60) days' prior written notice upon material breach of any material provision of this Agreement by LICENSEE, unless such breach is cured within the period of such notice.

12.4 In the event that, in any calendar year, TEMPLE has given LICENSEE at least two (2) written notices pursuant to Paragraph 12.3 each such notice pertaining to a separate instance of material breach by LICENSEE of the same material provision in Articles 4,6 or 8 of this Agreement, then TEMPLE may, in its sole discretion, give LICENSEE written notice of termination of this Agreement upon any subsequent instance of material breach by LICENSEE of said material provision in said calendar year, and the termination shall take effect sixty
(60) days from the date of notice, without regard to whether a cure was effected..

12.5. This Agreement shall immediately terminate if either party is adjudicated bankrupt, files a voluntary petition in bankruptcy, makes or executes an assignment for the benefit of creditors, is liquidated or dissolved, or a receiver, trustee, liquidator, sequestrator or other judicial representative is appointed for either party or its property. In such event, that party shall execute any documents that are necessary to reassign or transfer the interest granted hereunder.

12.6. Upon termination of this Agreement, TEMPLE shall have the right to retain any amounts already paid by LICENSEE under this Agreement, and LICENSEE shall pay to TEMPLE all amounts accrued which are then due or which become due based on the SALE of LICENSED PRODUCT, manufactured or produced prior to the effective date of termination.

12.7. The provisions of Article 2 (entitled CONFIDENTIALITY), Article 9 (entitled INDEMNIFICATION) and Article 13 (entitled PATENT MARKING), and Paragraph 14.2 shall survive the termination of this Agreement.

        ARTICLE 13. PATENT MARKING

13.1. LICENSEE agrees to mark or have marked all LICENSED PRODUCT sold by LICENSEE or by its SUBLICENSEES under this Agreement in accordance with the statutes of the United States and countries and territories relating to the marketing of patented articles in which any LICENSED PRODUCT covered by a granted patent is marketed.

        ARTICLE 14. MISCELLANEOUS

14.1. Each party and its employees and agents shall not use the other party's name, any adaptation thereof, any logotype, trademark, service mark or slogan or the name mark or logotype in any way without the prior written consent of the other party.

14.2. This Agreement shall be construed and the respective rights of the parties hereto determined according to the substantive laws of the Commonwealth of Pennsylvania, notwithstanding the provisions governing conflict of laws under such Pennsylvania law to the contrary.

14.3. If any provision of this Agreement is held to be invalid or unenforceable under the laws of any jurisdiction of the parties, all other provisions shall, nevertheless continue in full force and effect.

14.4. This Agreement constitutes the entire agreement among the parties pertaining to PATENT RIGHTS and TECHNICAL INFORMATION and supersedes all previous arrangements, except for confidentiality agreements, whether written or oral. Any amendment or modification to this Agreement shall be made in writing signed by both parties. Failure of either party to enforce a right under this Agreement shall not act as a waiver of that right and shall not preclude such party from later asserting that right relative to the particular situation involved.

14.5. Any breach whatsoever of any provision of ARTICLE 4 (entitled PAYMENTS) and ARTICLE 6 (entitled STATEMENTS AND REMITTANCES) shall be deemed a material breach of a material provision of this Agreement.

14.6.   Time is of the essence under this Agreement.

14.7.   Notices and payments to the parties shall be addressed as follows:

        To TEMPLE:           Office of Technology Transfer
                             Temple University (083-45)
                             1601 N. Broad Street, Room 406
                             Philadelphia, PA 19122-6099

        To LICENSEE:         Edward Masry
                             Save the World Air, Inc.
                             c/o Masry & Vititoe
                             5707 Corsa Ave., Second Floor
                             Westlake Village, CA 91362

                             With copies to:
                             Douglas K. Simpson, Esq.
                             Rein Evans & Sestanovich LLP
                             1925 Century Park East, 16th Floor
                             Los Angeles, CA 90067

Either party may change its address for notice by giving notice to the other in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and sent by registered or certified mail, return receipt requested, postage prepaid and properly addressed in accordance with the paragraph above. The effective date of notice shall be the actual date of receipt.

All notices, requests, reports, and other communications provided in this Agreement shall be in writing and shall be deemed to have been made or given:
(a) when delivered, if delivered by hand; (b) when confirmation of transmission received, if sent by facsimile, or the like; (c) on the day following deposit with an overnight courier; or (d) on the date three business days following deposit with the United States mail, certified or registered.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Temple University - Of The Commonwealth System of Higher Education:

BY /s/ Martin S. Dorph                                            DATE 6/28/04
   ---------------------------------------------------------           -------
       Martin S. Dorph
       Vice President, Chief Financial Officer and Treasurer

Save the World Air, Inc.:

BY /s/ Eugene E. Eichler                                          DATE 7/7/04
   ---------------------------------------------------------           -------
        Name:  Eugene E. Eichler
        Title:  President and Chief Financial Officer